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                                                                    EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors of
Homestead Village Incorporated:

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Homestead Village Incorporated of our report dated May 1, 1996, relating to the combined statements of operations, owners' equity and cash flows for the year ended December 31, 1995 of PTR-Homestead Village Group (the predecessor to Homestead Village Incorporated) and to the reference to our firm under the heading "Experts" in the Registration Statement.

                                          KPMG Peat Marwick LLP

Chicago, Illinois
November 9, 1998